Exhibit 32.1

Certification of CEO Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report of Comprehensive Care Corporation (the “Company”) on Form 10-K for the year ending December 31, 2011 as filed with the Securities and Exchange Commission on March 30, 2012 (the “Report”), Clark A. Marcus, as Chief Executive Officer and Chairman of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CLARK A. MARCUS
Clark A. Marcus
Chief Executive Officer and Chairman
March 29, 2012